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                                                                 Exhibit 99. (j)

DELOITTE & TOUCHE LLP
350 SOUTH GRAND AVENUE
LOS ANGELES, CA 90071
(213) 688-0800 TELEPHONE

CONSENT OF INDEPENDENT AUDITORS

TCW GALILEO FUNDS, INC.:

We consent to the incorporation by reference in this Post-Effective
Amendment No. 32 Registration Statement No. 33-52272 on Form N-1A of our report dated December 17, 2001 appearing in the Annual Report of the funds comprising the TCW Galileo Funds, Inc. as of and for the year ended October
31, 2001 and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, which are part of this registration statement.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Los Angeles California
February 28, 2002